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                                     CLIFFORD E. KIRSCH
                                     Chief Legal Officer
ThePrudential [LOGO]
                                     PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY
                                     213 Washington Street, Newark NJ 07102-2992
                                     201 802-7333  Fax: 201 802-8357


                                                       January 14, 1997


Pruco Life Insurance Company of New Jersey
213 Washington Street
Newark, New Jersey 07102-2992


Gentlemen:

In my capacity as Chief Legal Officer of Pruco Life Insurance Company of New Jersey ("Pruco Life of New Jersey"), I have reviewed the establishment of the Pruco Life of New Jersey Flexible Premium Variable Annuity Account (the "Account") on May 20, 1996, by the Board of Directors of Pruco Life of New Jersey as a separate account for assets applicable to certain individual variable annuity contracts, pursuant to the provisions of Section 17B:28-7 of the New Jersey Insurance Code. I was responsible for oversight of the preparation and review of the Registration Statement on Form N-4, as amended, filed by Pruco Life of New Jersey with the Securities and Exchange Commission (Registration No. 333-18117) under the Securities Act of 1933 and the Investment Company Act of 1940 for the registration of certain individual variable annuity contracts issued with respect to the Account.

I am of the following opinion:

     (1) Pruco Life of New Jersey was duly organized under the laws of New Jersey and is a validly existing corporation.

     (2) The Account has been duly created and is validly existing as a separate account pursuant to the aforesaid provisions of New Jersey law.

     (3) The portion of the assets held in the Account equal to the reserve and other liabilities for variable benefits under the individual variable annuity contracts is not chargeable with liabilities arising out of any other business Pruco Life of New Jersey may conduct.

     (4) The individual variable annuity contracts are legal and binding obligations of Pruco Life of New Jersey in accordance with their terms.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as I judged to be necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                            Very truly yours,


                                            /s/ CLIFFORD E. KIRSCH
                                            ---------------------------------
                                                Clifford E. Kirsch




                                     A Subsidiary of
                                     The Prudential Insurance Company of America